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                                                                    EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT


We consent to the use in Amendment No. 2 to Registration Statement No. 333-78501 of Saratoga Resources, Inc. on Form S-4 of our report relating to the combined financial statements of OptiCare Eye Health Centers, Inc. and Affiliate dated March 26, 1999, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


/s/ Deloitte & Touche LLP
Hartford, Connecticut


July 15, 1999